UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 28, 2010
EDAC TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-33507	39-1515599

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
1806 New Britain Avenue, Farmington, CT 06032
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 860-677-2603
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders.
EDAC Technologies Corporation (the “Corporation”) held its 2010 Annual Meeting of Shareholders on April 28, 2010 (the “Annual Meeting”). At the Annual Meeting, two proposals were submitted to, and approved by, the Corporation’s shareholders. The proposals are described in more detail in the Corporation’s definitive proxy statement dated March 19, 2010 for the Annual Meeting. The final voting results are as follows:
Proposal No. 1
     The Corporation’s shareholders elected the following six directors to serve until the next succeeding annual meeting of shareholders and until their respective successors are duly elected. The voting results are set forth below:

	For	Authority Withheld	Broker Non-Vote
Lee K. Barba	2,681,386	104,553	1,163,602
Joseph Lebel	2,572,378	213,561	1,163,602
Dominick A. Pagano	2,733,042	52,897	1,163,602
John A. Rolls	2,572,186	213,753	1,163,602
Ross C. Towne	2,573,286	212,653	1,163,602
Daniel C. Tracy	2,573,336	212,603	1,163,602
Proposal No. 2
     The Corporation’s shareholders ratified the appointment of CCR LLP as the Corporation’s independent auditors for the fiscal year ending January 1, 2011. The voting results are set forth below:

For	Against	Abstained	Broker Non-Vote
3,861,362	63,787	24,392	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDAC TECHNOLOGIES CORPORATION
Date: April 29, 2010	By:	/s/ Glenn L. Purple
Vice President-Finance and Chief
Financial Officer